Consent of Independent Accountants




The Board of Directors
Fortune Natural Resources Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                               /s/  KPMG LLP


Houston, Texas
November 7, 2000